SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Earliest Event Reported
November 16, 2009
Environmental Tectonics Corporation
(Exact name of registrant as specified in its charter)
Pennsylvania
(State or other jurisdiction of incorporation of organization)

1-10655 (Commission File Number)	23-1714256 (IRS Employer Identification Number)

County Line Industrial Park
Southampton, Pennsylvania	18966
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (215) 355-9100
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURES
     Item 1.01. Entry into a Material Definitive Agreement.
Line of Credit Agreement with PNC Bank
     On November 16, 2009, Environmental Tectonics Corporation (“ETC” or the “Company”) and PNC Bank, National Association (“PNC Bank”) entered into a Letter Agreement, Reimbursement Agreement, Pledge Agreement, and Amendment to Subordination Agreement (collectively, the “Line of Credit Agreement”), pursuant to which the Company has received a committed line of credit in the amount of $5,422,405 (the “Line of Credit”) which the Company may use to satisfy performance bond and repayment guarantee requirements in a contract with an existing customer.
     H.F. Lenfest has guaranteed the Company’s obligations under the Line of Credit Agreement, and, in connection with this guarantee, has pledged to PNC Bank two million seven hundred eleven thousand dollars ($2,711,000) in certificated securities, documents or instruments.
Incorporation by Reference
     The foregoing description of the Line of Credit Agreement is qualified in its entirety by reference to such Agreement. The Line of Credit Agreement is filed as Exhibits 1.1 to Exhibit 1.4 hereto and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
     The following exhibits are filed herewith:
1.1	Letter Agreement;

1.2	Reimbursement Agreement;

1.3	Pledge Agreement; and

1.4	Amendment to Subordination Agreement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENVIRONMENTAL TECTONICS CORPORATION Registrant
Date: November 20, 2009	By:	/s/ Duane D. Deaner
Duane D. Deaner
Chief Financial Officer